Exhibit 10.1

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of July 29, 2022, by and among Galata Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Marti Technologies, Inc., a Delaware corporation (the “Company”) and the undersigned stockholders (each, a “Written Consent Party” and, collectively, the “Written Consent Parties”) of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, on the date hereof, SPAC, Galata Merger Sub Inc., a Delaware corporation and a direct, wholly owned Subsidiary of SPAC (“Merger Sub”) and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of SPAC (the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement, on the date one day prior to the Closing Date, (i) each Company Warrant that is issued and outstanding and unexercised one day prior to the Closing Date shall be exchanged on a cashless basis for shares of Company Preferred Stock in accordance with the applicable provisions of such Company Warrant and immediately thereafter (ii) each share of Company Preferred Stock that is issued and outstanding one day prior to the Closing Date (including the Company Warrants converted to Company Preferred Stock pursuant to clause (i)) shall automatically convert into a number of shares of Company Common Stock at the then-effective conversion rate as calculated pursuant to the Company Certificate of Incorporation;

WHEREAS, pursuant to their terms, upon consummation of the Business Combination, each of the following agreements will be terminated pursuant to Section 4.6 without any further action on the part of the parties thereto: (i) that certain Amended and Restated Investors’ Rights Agreement, dated June 16, 2021, by and among the Company and the parties named therein (the “Investors’ Rights Agreement”); (ii) that certain Amended and Restated Company Voting Agreement, dated as of June 16, 2021, by and among the Company and the parties named therein (the “Company Voting Agreement”); and (iii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated June 16, 2021, by and among the Company and the parties named therein (the “Right of First Refusal and Co-Sale Agreement” and, together with the Investors’ Rights Agreement and the Company Voting Agreement, the “Financing Agreements”);

WHEREAS, in connection with, and prior to, the Business Combination, and pursuant to (i) a certain Convertible Note Subscription Agreement, by and among the Company and certain other parties thereto (the “Note Subscription Agreement”), and (ii) a certain Unsecured Senior Convertible Promissory Note, by and among the Company and certain other parties thereto (the “Convertible Note”), the Company will issue and sell convertible promissory notes to the Subscribers (as defined in the Note Subscription Agreement) (the “Convertible Note Issuance”);

WHEREAS, pursuant to Section 4.1 of the Investors’ Rights Agreement, the Major Investors (as defined in the Investors’ Rights Agreement) have certain rights of first offer with respect to issuances of New Securities (as defined in the Investors’ Rights Agreement) by the Company (such rights, the “ROFO Rights”);

WHEREAS, each Written Consent Party is entering into this Agreement with respect to all Company Securities (as defined below) that such Written Consent Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Written Consent Party is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such Company Securities as are set forth on Schedule A attached hereto opposite the name of such Written Consent Party;

WHEREAS, each of SPAC, the Company and each Written Consent Party has determined that it is in its best interests to enter into this Agreement;

WHEREAS, each Written Consent Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Written Consent Party’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a registration statement on Form F-4 in connection with the matters set forth in Section 7.02(a) of the Business Combination Agreement (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.             Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Written Consent Party is a venture capital, private equity or angel fund, no portfolio company of such Written Consent Party will be deemed an Affiliate of such Written Consent Party; provided further that neither the Company nor any Company Subsidiary will be deemed an Affiliate of any Written Consent Party).

“Company Securities” means, collectively, any Company Stock, Company Options, Company Restricted Stock, Company Warrants, any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any Written Consent Party hereto.

“EBRD” means the European Bank for Reconstruction and Development and its Affiliates.

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“EBRD Letter Agreement” means that certain letter agreement between EBRD and the Company, dated June 16, 2021.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding (a) entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby and (b) the exercise of any Company Options or Company Warrants in accordance with their terms.

2.            Agreement to Retain the Company Securities.

2.1           No Transfer of Company Securities. Until the Expiration Time, each Written Consent Party agrees not to, other than as expressly required by the Business Combination Agreement (including pursuant to the Conversion) (a) Transfer any Company Securities, (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement) (it being understood that the fact that certain Company Securities already may be subject to the Company Voting Agreement shall not be deemed a violation of this Section 2.1 or Section 3.1 below), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities held by such Written Consent Party, (d) establish or increase a put position or liquidate or decrease a call or equivalent position with respect to any Company Securities held by such Written Consent Party, or (e) publicly announce any intention to effect any transaction specified in clauses (a), (b), (c) or (d); provided, that (i) any Written Consent Party may Transfer any such Company Securities to any Affiliate of such Written Consent Party, or if such Written Consent Party is a natural person, to immediate family or a trust for the benefit of immediate family for estate planning purposes, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Written Consent Party, and (ii) EBRD may transfer any such Company Securities following the breach of or noncompliance with any provision of the EBRD Letter Agreement relating to the Prohibited Practices (as defined in the EBRD Letter Agreement).

2.2           Additional Company Securities. Until the Expiration Time, each Written Consent Party agrees that any Company Securities that such Written Consent Party purchases or otherwise hereinafter acquires (including as a result of the exercise of any Company Option or Company Warrant) or with respect to which such Written Consent Party otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Written Consent Party as of the date hereof.

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2.3           Prohibited Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.            Agreement to Consent and Approve.

3.1           Hereafter until the Expiration Time, each Written Consent Party agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a)            within three (3) business days of the Registration Statement being declared effective by the SEC, such Written Consent Party shall execute and deliver a written consent, substantially in the form attached as Exhibit C to the Business Combination Agreement (the “Stockholder Written Consent”), which consent shall approve the Business Combination Agreement, the Merger and the other Transactions. Following such execution and delivery, each Written Consent Party hereby agrees that it will not revoke, withdraw or repudiate the Stockholder Written Consent. The Stockholder Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable;

(b)            to exercise, comply with and fully perform all of its obligations set forth in Section 3 of the Company Voting Agreement related to drag-along rights;

(c)            at the Closing, certain of such Written Consent Parties shall execute and deliver the Investors’ Rights Agreement, substantially in the form attached as Exhibit A to the Business Combination Agreement; and

(d)            in the event that a Public Company Event (as defined in the Convertible Note) has not occurred by the one (1) year anniversary of the Issuance Date (as defined in the Convertible Note), the Written Consent Parties shall take all Necessary Action (as defined in the Convertible Note), to nominate and elect one (1) individual designated by the Required Investors (as defined in the Convertible Note) as a Common Director (as defined in the Company Certificate of Incorporation); provided that this subclause (d) shall cease to remain in effect if the Notes (as defined in the Convertible Note) are repaid in full.

Hereafter until the Expiration Time, and subject to Section 2 hereof, no Written Consent Party shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Written Consent Party’s obligations hereunder or the consummation of the transactions contemplated hereby.

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3.2           Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote, consent or approval of the holders of the outstanding shares of Company Stock, each Written Consent Party shall (a) vote (or cause to be voted) all shares of Company Stock currently or hereinafter owned by such Written Consent Party (i) in favor of the Merger and the other Transactions, (ii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Business Combination Agreement and the Transactions), (iii) against any proposal in opposition to approval of the Business Combination Agreement or in competition with or inconsistent with the Business Combination Agreement or the Transactions, and (iv) against any proposal, action or agreement that would (A) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (B) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled, and (b) not commit or agree to take any action inconsistent with the foregoing; provided, however, EBRD shall not be required to exercise any voting rights to the extent that any particular decision which is proposed would be, if passed, inconsistent with EBRD’s foundational documents (including but not limited to the Agreement Establishing the European Bank for Reconstruction and Development), its status as an international financial institution, or its internal policies or procedures or guidelines.

3.3           Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Written Consent Party’s vote, consent or other approval (including by written consent) is sought, such Written Consent Party shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereinafter owned by such Written Consent Party against and withhold consent with respect to any Alternative Transaction (as defined below). No Written Consent Party shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.            Additional Agreements.

4.1           Litigation. Each Written Consent Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement.

4.2           Waiver of Certain Rights.

(a)            Each Written Consent Party hereby waives any requirement for notice with respect to the Transactions under each Financing Agreement.

(b)            Each Written Consent Party who is also a Major Investor (as defined in the Investors’ Rights Agreement) under the Investors’ Rights Agreement hereby waives their ROFO Rights with respect to the transactions contemplated by the Note Subscription Agreement, including such Written Consent Party’s right to purchase, and the Company’s obligation to offer and sell to such Written Consent Party, the New Securities to be issued pursuant to the Convertible Note Issuance.

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4.3           Termination of Side Letter Agreements. Each Written Consent Party hereby agrees and consents to the termination of any Side Letter Agreements to which such Written Consent Party is party, effective as of the Effective Time without any further liability or obligation to the Company, the Company Subsidiaries or SPAC.

4.4           Consent to Disclosure. Each Written Consent Party hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Written Consent Party’s identity and beneficial ownership of Company Securities and the nature of such Written Consent Party’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.5           Confidentiality. Until the Expiration Time, each Written Consent Party will and will cause its Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Written Consent Party in breach of this Section 4.5, (ii) is, was or becomes available to such Written Consent Party on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Written Consent Party, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company, or (iii) is or was independently developed by such Written Consent Party after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Written Consent Party gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Written Consent Party shall reasonably cooperate with such efforts).

4.6           Termination of Financing Agreements. The Company and the Written Consent Parties hereby agree and consent to the termination of each Financing Agreement, effective as of the Effective Time, and from such time each Financing Agreement shall have no further force or effect, and the Company, the Company Subsidiaries and their respective Affiliates (including SPAC) shall have no continuing liability or obligation pursuant to any Financing Agreement; provided that, for the avoidance of doubt, such terminations (a) shall be expressly conditioned upon the occurrence of the Closing, and (b) shall not affect the Written Consent Parties respective obligations under Section 3.1(b).

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5.            Representations and Warranties of the Written Consent Parties. Each Written Consent Party hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1           Due Authority. Such Written Consent Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Written Consent Party is an individual, the signature to this agreement is genuine and such Written Consent Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Written Consent Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Written Consent Party, enforceable against such Written Consent Party in accordance with its terms, except as limited by applicable Remedies Exceptions and, in respect of EBRD only, subject to the privileges and immunities of EBRD set forth in Section 11.19 of this Agreement.

5.2           Ownership of the Company Securities. As of the date hereof, such Written Consent Party is the owner of the Company Securities set forth opposite such Written Consent Party’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Written Consent Party’s voting rights, other than transfer restrictions under applicable securities laws or the certificate of incorporation or bylaws or any equivalent organizational documents of the Company, as applicable, and restrictions set forth in the Financing Agreements. Such Written Consent Party has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Written Consent Party, and the power to agree to all of the matters applicable to such Written Consent Party set forth in this Agreement. As of the date hereof, such Written Consent Party does not own any Company Securities other than the Company Securities set forth opposite such Written Consent Party’s name on Schedule A. As of the date hereof, such Written Consent Party does not own any rights to purchase or acquire any Company Securities, except for the Company Warrants and Company Options set forth opposite such Written Consent Party’s name on Schedule A.

5.3           No Conflict; Consents.

(a)            The execution and delivery of this Agreement by such Written Consent Party does not, and the performance by such Written Consent Party of the obligations under this Agreement and the compliance by such Written Consent Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Written Consent Party, (ii) if such Written Consent Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or such Written Consent Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Written Consent Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Written Consent Party is a party or by which such Written Consent Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

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(b)           The execution and delivery of this Agreement by such Written Consent Party does not, and the performance of this Agreement by such Written Consent Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Written Consent Party, other than those set forth as conditions to closing in the Business Combination Agreement.

5.4           Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Written Consent Party after reasonable inquiry, threatened against such Written Consent Party that would reasonably be expected to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5           Absence of Other Voting Agreement. Such Written Consent Party has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Written Consent Party (other than as contemplated by this Agreement and the Company Voting Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Written Consent Party (other than as contemplated by this Agreement and the Company Voting Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

5.6           Adequate Information. Such Written Consent Party is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Written Consent Party has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Written Consent Party acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Written Consent Party acknowledges that the agreements contained herein with respect to the Company Securities held by such Written Consent Party are irrevocable.

6.             Framework Agreement. At the Closing, the Company and SPAC shall deliver to EBRD a copy of that certain Framework Agreement, by and among the Company, SPAC and EBRD, substantially in the form attached hereto as Exhibit A (the “Framework Agreement”), duly executed by the Company and SPAC.

7.             Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Written Consent Party from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director of the Company. Each Written Consent Party is entering into this Agreement solely in its capacity as the owner of such Written Consent Party’s Company Securities.

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8.             Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 8 and Section 11 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 8 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

9.             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Written Consent Party’s Company Securities. All rights, ownership and economic benefits of and relating to each Written Consent Party’s Company Securities shall remain fully vested in and belong to such Written Consent Party, and SPAC shall have no authority to direct any Written Consent Party in the voting or disposition of any of Company Securities except as otherwise provided herein.

10.           Exclusivity.

10.1         From the date of this Agreement and ending on the earlier of the Closing and the valid termination of the Business Combination Agreement, no Written Consent Party shall, and each Written Consent Party shall cause their Representatives acting on its behalf not to, directly or indirectly, (1) enter into, solicit, initiate, knowingly facilitate, knowingly encourage or continue any discussions or negotiations with, or knowingly encourage any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any (x) sale of 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, (y) sale of 15% or more of the outstanding capital stock of the Company or one or more Company Subsidiaries holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or (z) merger, consolidation, liquidation, dissolution or similar transaction involving the Company or one or more of the Company Subsidiaries holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, in each case, other than with SPAC and its Representatives (an “Alternative Transaction”), (2) amend or grant any waiver or release under any standstill or similar agreement to which such Written Consent Party is a party with respect to any class of equity securities of the Company or any of the Company Subsidiaries in connection with any proposal or offer that could reasonably be expected to lead to an Alternative Transaction, (3) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (4) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or any proposal or offer that could reasonably be expected to lead to an Alternative Transaction, (5) commence, continue or renew any due diligence investigation regarding any Alternative Transaction, or (6) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf to take any such action. Each Written Consent Party shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Each Written Consent Party also agrees that it will promptly request that each Representative of any special purpose acquisition corporation or similar person that has prior to the date hereof executed a confidentiality agreement to which such Written Consent Party is a party in connection with its consideration of an Alternative Transaction return or destroy all Confidential Information furnished to such person by or on behalf of it pursuant to such agreement prior to the date hereof.

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10.2         From the date of this Agreement and ending on the earlier of the Closing and the valid termination of the Business Combination Agreement, each Written Consent Party shall notify the Company and SPAC promptly after receipt by such Written Consent Party or any of their Representatives of any inquiry or proposal with respect to an Alternative Transaction, any inquiry that would reasonably be expected to lead to an Alternative Transaction or any request for non-public information relating to the Company or any of the Company Subsidiaries or for access to the business, properties, assets, personnel, books or records of the Company or any of the Company Subsidiaries by any third party, in each case that is related to or that would reasonably be expected to lead to an Alternative Transaction. In such notice, such Written Consent Party shall identify the third party making any such inquiry, proposal, indication or request with respect to an Alternative Transaction and provide the details of the material terms and conditions of any such inquiry, proposal, indication or request. Each Written Consent Party shall keep the Company and SPAC informed, on a reasonably current and prompt basis, of the status and material terms of any such inquiry, proposal, indication or request with respect to an Alternative Transaction, including the material terms and conditions thereof any material amendments or proposed amendments.

10.3         If any Written Consent Party or any of their Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then such Written Consent Party shall promptly notify such person in writing that such Written Consent Party is subject to an exclusivity agreement with respect to the Alternative Transaction that prohibits them from considering such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 10 by a Written Consent Party’s Affiliates or Representatives shall be deemed to be a breach of this Section 10 by such Written Consent Party.

11.           Miscellaneous.

11.1         Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

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11.2         Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 11.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

11.3         Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 11.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 11.3 shall be void.

11.4         Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

11.5         Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

11.6         Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)            if to SPAC or Merger Sub, to:

Galata Acquisition Corp.
2001 S Street NW, Suite 320

Washington, DC 20009

Attention: Kemal Kaya, Chief Executive Officer
Email: kemal@galatacorp.net

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with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: William H. Gump; Michael E. Brandt; Danielle Scalzo

Email: wgump@willkie.com; mbrandt@willkie.com; dscalzo@willkie.com

(ii)            if to the Company, to:

Marti Technologies Inc.

Maslak Noramin Is Merkezi

Buyukdere Caddesi No 237

Maslak/İstanbul, Turkey

Attention: Alper Öktem, CEO

Email: Alper@marti.tech

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan Maierson; Daniel Breslin

Email: ryan.maierson@lw.com; daniel.breslin@lw.com

(iii)          if to a Written Consent Party, to the address for notice set forth opposite such Written Consent Party’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan Maierson; Daniel Breslin

Email: ryan.maierson@lw.com; daniel.breslin@lw.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

11.7         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State; provided that Section 11.8(b) and Section 11.19 shall be governed by the laws of England and Wales.

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11.8         Dispute Resolution.

(a)            The parties hereto other than EBRD hereby agree that all legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto other than EBRD hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties other than EBRD further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties other than EBRD hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)            The parties hereto further agree that, with respect to EBRD, any dispute arising out of or related to this Agreement, the interpretation, making, performance, breach or termination thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as revised in 2010 (the “Rules”). There shall be one (1) arbitrator and the appointing authority shall be the London Court of International Arbitration. The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorized to grant, and each party hereto agrees that it will not seek from any judicial authority, any interim measures or pre-award relief against EBRD, any provisions of the Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of the Framework Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. For the avoidance of doubt, Section 11.8(a) of this Agreement shall not apply to EBRD. Notwithstanding the foregoing, the Agreement and any rights of EBRD arising out of or relating to the Agreement, may, at the option of EBRD, be enforced by EBRD in the Delaware Chancery Court or the courts of England.

13

(c)            For the benefit of EBRD, the SPAC, the Company and the other parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Chancery Court or the courts of England with respect to any dispute, controversy or claim arising out of or relating to the Agreement or the breach, termination or invalidity thereof. The SPAC and the Company hereby irrevocably designates, appoints and empowers Law Debenture Corporate Services Limited to act as its authorized agent to receive service of process and any other legal summons in England for purposes of any such action or proceeding. The SPAC, the Company and the other parties hereto hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the SPAC and the Company covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in any legal action or proceeding brought by EBRD in England in respect of the Agreement and shall keep EBRD advised of the identity and location of such agent. The SPAC, the Company and the other parties hereto hereby irrevocably waive any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

11.9         WAIVER OF JURY TRIAL. Each of the parties hereto other than ebrd hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto other than ebrd (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the otherS hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.9.

11.10       Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

11.11       Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

14

11.12       Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.13       Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Written Consent Party acknowledges that Latham & Watkins LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and that such firm is not acting as counsel to any Written Consent Party.

11.14       Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

11.15       Further Assurances. At the reasonable request of SPAC or the Company, in the case of any Written Consent Party, or at the reasonable request of the Written Consent Parties, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

11.16       Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.17       Several Liability. The liability of any Written Consent Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Written Consent Party be liable for any other Written Consent Party’s breach of such other Written Consent Party’s representations, warranties, covenants, or agreements contained in this Agreement.

11.18       No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

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11.19       Privileges and Immunities of EBRD.  Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 11.8(b), above, and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 11.8(b).

[Signature pages follow.]

16

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

GALATA ACQUISITION CORP.

By:	/s/ Kemal Kaya
Name:	Kemal Kaya
Title:	Chief Executive Officer

Signature Page to

Stockholder Support Agreement

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Marti Technologies Inc.

By:	/s/ Alper Oktem
Name:	Alper Oktem
Title:	Chief Executive Officer

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

SUMED EQUITY LTD.

By:	/s/ Yousef Hammad
Name:	Yousef Hammad
Title:	Managing partner

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

ESRA UNLAUASLAN DURGUN

By:	/s/ Esra Unlauaslan Durgun
Name:	Esra Unlauaslan Durgun
Title:	an Individual

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

AUTOTECH FUND II, L.P.

By:	/s/ Daniel Hoffer
Name:	Daniel Hoffer
Title:	Managing Director

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

OGUZ ALPER OKTEM

By:	/s/ Oguz Alper Oktem
Name:	Oguz Alper Oktem
Title:	an Individual

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

SENA OKTEM

By:	/s/ Sena Oktem
Name:	Sena Oktem
Title:	an Individual

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

UMUR GENCOGLU

By:	/s/ Umur Gencoglu
Name:	Umur Gencoglu
Title:	an Individual

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

ASLANOBA GIDA SANAYI VE TICARET A.S

By:	/s/ Aslanoba Gida Sanayi Ve Ticaret A.S
Name:	Hasan Aslanoba
Title:	CEO

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

PERPETUAL MOTION S.À R.L.

By:	/s/ Simon Barnes
Name:	Simon Barnes
Title:	Manager

/s/ Didem Berghmans
Didem Berghmans
Manager

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

CE VENTURES LIMITED

By:	/s/ Tushar Singhvi
Name:	Tushar Singhvi
Title:	Director

By:	/s/ Ghada Abdelkader
Name:	Ghada Abdelkader
Title:	Director

[Company Stockholder Support Agreement]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTIES:

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:	/s/ Bakhrom Ibragimov
Name:	Bakhrom Ibragimov
Title:	Head of VCIP

[Company Stockholder Support Agreement]

	Securities Held
Written Consent Party	Common Stock	Series A-1 Preferred Stock	Series A-2 Preferred Stock	Series A-3 Preferred Stock	Series B-1 Preferred Stock	Series B-3 Preferred Stock
Sumed Equity Ltd.		2,453,273	1,204,611	456,267	359,732	1,688,837
Esra Unlauaslan Durgun	5,849,831
European Bank for Reconstruction and Development					2,767,170
Perpetual Motion S.à r.l.					2,767,170
Autotech Fund II, L.P.					1,660,302
Oguz Alper Oktem	5,849,831
Sena Oktem	620,553
Umur Gencoglu			886,771	55,432
CE Ventures Limited		816,326				655,224
Aslanoba Gida Sanayi Ve Ticaret A.S	90,842	409,638		459,127		443,510

Exhibit A

Form of Framework Agreement

[See attached]

Final Form

(Operation Number [   ])

FRAMEWORK AGREEMENT

between

GALATA ACQUISITION CORP.

and

MARTI TECHNOLOGIES INC.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated [   ]

i

FRAMEWORK AGREEMENT

This Framework Agreement (the "Agreement"), dated [________], is entered into as a deed between:

(1)	GALATA ACQUISITION CORP., a corporation organised and existing under the laws of [__________] (the "Issuer");

(2)	MARTI TECHNOLOGIES INC., a corporation organised and existing under the laws of Delaware, United States of America (the "Stakeholder"); and

(3)	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation formed by treaty ("EBRD").

WHEREAS:

(A)      The Issuer is a blank check company that is entering into a business combination (the “Business Combination”) with the Stakeholder, whereby, among other things, the outstanding equity interests of the Stakeholder shall be converted into the right to receive newly issued ordinary shares of the Issuer (the "Shares"), pursuant to the terms of the definitive transaction documentation, including the business combination agreement by and among Issuer, Stakeholder and the other parties thereto (the “BCA”). Following the Business Combination, it is intended that the Shares will be publicly traded on the New York Stock Exchange.

(B)      EBRD is currently a stockholder of Stakeholder and has entered into a Stockholder Support Agreement (the “SSA”). In consideration for entering into the SSA and the consummation of the transactions contemplated thereby, the Issuer, the Stakeholder and EBRD agree to, conditioned upon and effective as of the closing of the Closing Date, enter into this Agreement on the Closing Date.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Section 1.01.	Definitions

Wherever used in this Agreement, unless the context otherwise requires, the following terms have the following meanings:

"Affiliate"	means, in respect of any person, any other person, directly or indirectly, controlling, controlled by, or under common control with, such person.

"Business Combination"	has the meaning as provided in recital (A) above.

"Closing Date"	has the meaning ascribed to such term in the SSA.

"Designated Performance Requirements"	means Performance Requirements 1 through 8 and 10 (or, as the context may require, any one of such Performance Requirements) of the Performance Requirements dated April 2019 and related to EBRD’s Environmental and Social Policy dated April 2019.

"EBRD Shares"	means the Shares to be acquired by EBRD in the Business Combination.

"Enforcement Policy and Procedures"	means EBRD’s Enforcement Policy and Procedures dated 4 October 2017, as amended from time to time, and any policy or procedures adopted by EBRD as a successor to or replacement of such policy and procedures.

"Environmental and Social Law"	means any applicable law in any relevant jurisdiction, concerning the protection of the environment, workers, communities or project affected people.

"Environmental and Social Matter"	means any matter that is the subject of any Environmental and Social Law.

"Financial Year"	means the period commencing each year on 1 January and ending on 31 December, or such other period as the Stakeholder may from time to time designate as the accounting year of the Stakeholder.

“Group Companies” or “Group”	means the Issuer and its subsidiaries (including the Stakeholder) and “Group Company” shall mean any one of them.

"Material Information"	means information of a precise nature which has not been made public, relating directly or indirectly to the Issuer or the Stakeholder or the listed securities of such entities and which, if it were made public, would be reasonably likely to have a significant effect on the price of such securities or which would otherwise be reasonably likely to be considered important for a reasonable investor in making an investment decision in such securities.

"Prohibited Practice"	has the meaning defined in the Enforcement Policy and Procedures in effect as of the date of this Agreement.

"Prospectus"	means the registration statement on Form F-4 for the transactions contemplated by the BCA.

"Shares"	has the meaning as provided in recital (A) above.

"SSA"	has the meaning as provided in recital (B) above.

"UNCITRAL Rules"	means the UNCITRAL Arbitration Rules (as revised in 2010).

Section 1.02.	Interpretation

(a)      In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons and references to a person includes its successors in title, permitted transferees and permitted assigns.

(b)      In this Agreement, a reference to a specified Article or Section shall be construed as a reference to that specified Article or Section of this Agreement.

(c)       In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(d)      In this Agreement, any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction.

(e)      In this Agreement, any reference to a provision of law is a reference to that provision as from time to time amended or re-enacted.

(f)       In this Agreement, a reference to a "person" includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and references to a "person" include its successors in title, permitted transferees and permitted assigns.

(g)      In this Agreement, "including" and "include" shall be deemed to be followed by "without limitation" where not so followed.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Section 2.01.	Representations Regarding this Agreement and the Prospectus

Each of the Issuer and the Stakeholder represents and warrants as at the date of this Agreement as follows:

(a) Corporate Power. Each of the Issuer and the Stakeholder has the corporate power to enter into and perform its obligations under this Agreement.

(b)      Due Authorisation; Enforceability. This Agreement has been duly authorised and executed by each of the Issuer and the Stakeholder, and constitutes a valid and legally binding obligation of each of the Issuer and the Stakeholder, enforceable in accordance with its terms.

(c)        Prospectus. The Prospectus does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d)       No Prohibited Practice. Each Group Company is in compliance with all applicable laws concerning money laundering or the financing of terrorism. No Group Company is designated as a target of (or is otherwise subject to) any economic or financial sanctions or restrictive measures adopted by the United Nations under Chapter VII of the UN Charter, and no such Group Company is owned (directly or indirectly) or controlled by, or acting on behalf of any so designated person. None of the Group Companies, any officers, directors or authorised employees of the Group Companies, or any Affiliates, agents or representatives of any Group Company has committed or engaged in any Prohibited Practice with respect to the Business Combination or any transactions contemplated by this Agreement.

(e)      International Financial Institutions. No Group Company, nor any officer, director, authorised employee, Affiliate, agent or representative of any Group Company is listed by any international financial institution as excluded from the financings granted by any such institution and it has not otherwise been subject to any sanction from any such institution.

(f)        Restrictions on payments. Neither the Issuer nor the Stakeholder is subject to any regulation or law (including sanctions) which would or might reasonably be expected to have the effect of prohibiting, or restricting or delaying in any material respect any payment that any of them is required to make with respect to the Shares.

ARTICLE III - AFFIRMATIVE COVENANTS

From and after the date hereof, as long as EBRD holds any of the EBRD Shares or unless EBRD otherwise agrees:

Section 3.01.	Environment and Social Compliance

The Group shall conduct its business and operations in accordance with the Designated Performance Requirements.

Section 3.02.	Internal Procedures

The Group shall maintain internal procedures reasonably satisfactory to EBRD for the purpose of preventing the Group from becoming an instrument for money laundering, terrorism financing, fraud or other corrupt or illegal purposes.

Section 3.03.	Furnishing of Information

(a) As soon as available but, in any event, within 60 days after the end of each Financial Year, the Issuer shall furnish to EBRD a report, in form and substance reasonably satisfactory to EBRD, on Environmental Matters and Social Matters arising in relation to the Group during such Financial Year.

(b) The Issuer shall promptly notify EBRD if the Issuer obtains any information regarding a violation of Section 2.01(c) or Section 3.05 or if any international financial institution has imposed any sanction on any Group Company for any Prohibited Practice. If EBRD notifies the Issuer of its concern that there has been a violation of such Section 2.01(c) or Section 3.05, the Issuer shall cooperate in good faith with EBRD and its representatives in assessing whether such a violation has occurred and, in relation to the foregoing, shall furnish promptly to EBRD such information as EBRD may reasonably request.

Section 3.04.	Disclosure of Information

Each of the Issuer, the Stakeholder and EBRD understand and accept that the Issuer and/or the Stakeholder are subject to restrictions under applicable securities laws on disclosing Material Information to third parties, and that the Issuer and/or the Stakeholder will not disclose any Material Information to EBRD as part of the Issuer’s and/or the Stakeholder's reporting obligations under this Agreement until the information is publicly known or otherwise becomes unrestricted under applicable securities laws. To this end the Issuer and/or the Stakeholder undertake to use their reasonable efforts to publicly disclose or otherwise cause to become unrestricted under applicable securities laws Material Information that would otherwise be provided to EBRD as part of the Issuer’s and/or the Stakeholder's reporting obligations under this Agreement.

Section 3.05.	Fraud and Corruption

No Group Company shall, and the Issuer and Stakeholder shall procure that no Group Company shall authorise or permit any of its respective officers, directors, authorised employees, Affiliates, agents or representatives to engage in any Prohibited Practice with respect to the Business Combination, or any transactions contemplated by this Agreement, including the offering and issuance of the Shares. Notwithstanding any other provision of this Agreement, each of the Issuer and the Stakeholder hereby acknowledges that EBRD may invoke the Enforcement Policy and Procedures in respect of allegations of Prohibited Practices (including with respect to Section 2.01(c)) in relation to the Business Combination, and the transactions contemplated by this Agreement.

Section 3.06.	Procurement

The Issuer and/or the Stakeholder shall at all times use sound procurement methods which ensure a sound selection of goods and services at fair market value and that the Issuer and/or the Stakeholder is/are making their capital investments in a cost effective manner.

ARTICLE IV - MISCELLANEOUS

Section 4.01.     Notices

Any notice or other communication to be given or made under this Agreement to EBRD, or to the Issuer or the Stakeholder shall be in writing. Except as otherwise provided in this Agreement, such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, airmail or in pdf or similar format by electronic mail to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request or other communication.

For the Issuer:

c/o Marti Technologies Inc.

Cumhuriyet Mah. Beyaz Gelincik Sk. No:2

Uskudar / Istanbul, Turkey 34394

Attention: Oguz Alper Oktem

Email: alper@marti.tech

Telephone: [       ]]

For the Stakeholder:

Marti Technologies Inc.

Cumhuriyet Mah. Beyaz Gelincik Sk. No:2

Uskudar / Istanbul, Turkey 34394

Attention: Oguz Alper Oktem

Email: alper@marti.tech

Telephone: [      ]]

For EBRD:

European Bank for Reconstruction and Development

One Exchange Square

London EC2A 2JN

United Kingdom

Attention: Operations Administration Department

Email:	oad@ebrd.com
Telephone:	+44 20 7338 6000

Section 4.02.       English Language

All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Issuer or the Stakeholder (as applicable), which translation shall be the governing version between the Issuer, the Stakeholder and EBRD.

Section 4.03.       Governing Law

This Agreement shall be governed by and construed in accordance with English law. Any non-contractual obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with English law.

Section 4.04.       Arbitration and Jurisdiction

(a) Any dispute, controversy or claim arising out of or relating to (1) this Agreement, (2) the breach, termination or invalidity hereof or (3) any non-contractual obligations arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the UNCITRAL Rules. There shall be one (1) arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek a determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to grant, and each of the Issuer and the Stakeholder agrees not to seek from any judicial authority, any interim measures or pre-award relief against EBRD, any provisions of the UNCITRAL Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of this Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

(b) Notwithstanding Section 4.04(a), this Agreement and any rights of EBRD arising out of or relating to this Agreement may, at the option of EBRD, be enforced by EBRD in the state courts of Delaware, the United States District Court for the District of Delaware or the courts of England. For the benefit of EBRD, each of the Issuer and the Stakeholder hereby irrevocably submits to the jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity hereof. Each of the Issuer and the Stakeholder hereby irrevocably designates, appoints and empowers Law Debenture Corporate Services Limited to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any such action or proceeding. Each of the Issuer and the Stakeholder hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the Issuer and the Stakeholder covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in any legal action or proceeding brought by EBRD in England in respect of this Agreement and shall keep EBRD advised of the identity and location of such agent. Each of the Issuer and the Stakeholder irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 4.05.        Privileges and Immunities of EBRD

Nothing in this Agreement, the Prospectus or the terms and conditions of the Offering shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 4.04(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 4.04(a).

Section 4.06.        Successors and Assigns; Third Party Rights

(a)      This Agreement shall bind and inure to the benefit of the respective successors of the parties hereto. This Agreement may not be assigned by a party without the consent of the other parties.

(b)      Except as provided in Section 4.06(a), none of the terms of this Agreement are intended to be enforceable by any third party.

Section 4.07.        Entire Agreement; Amendment and Waiver

This Agreement and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Agreement (including, without limitation, this Section 4.07) shall be in writing, signed by EBRD and, in the case of an amendment, by the Issuer and the Stakeholder.

Section 4.08.        Waiver of Sovereign Immunity

Each of the Issuer and the Stakeholder represents and warrants that this Agreement and the issuance of the Shares are commercial rather than public or governmental acts and that it is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement. To the extent that the Issuer or the Stakeholder or any of their assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, each of the Issuer and the Stakeholder hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement.

Section 4.09.        Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be executed and delivered as a DEED as on the date first above written.

EXECUTED as a DEED by [ISSUER], a [______] organised and existing under the laws of [______] acting by [director] and [director/company secretary]

Or

EXECUTED as a DEED by [ISSUER], a [______] organised and existing under the laws of [______] acting by [director] in the presence of:

)

)

)____________________________

) Name: ____________

) Status: [Director]

)

)

)____________________________

) Name: ____________

) Status: [Director/company secretary]

)

)

)____________________________

) Name: ____________

) Status: [Director]

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

Or

EXECUTED as a DEED on behalf of [ISSUER], a [______] organised and existing under the laws of [______] acting by [attorney] in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

) ) )____________________________ ) Name: ____________ ) Status: [Attorney]

EXECUTED as a DEED by MARTI TECHNOLOGIES INC., a corporation organised and existing under the laws of Delaware, United States of America, acting by [director] and [director/company secretary]

Or

EXECUTED as a DEED by MARTI TECHNOLOGIES INC., a corporation organised and existing under the laws of Delaware, United States of America, acting by [director] in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

Or

EXECUTED as a DEED on behalf of MARTI TECHNOLOGIES INC., a corporation organised and existing under the laws of Delaware, United States of America, acting by [attorney] in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

)

)

)____________________________

) Name: ____________

) Status: [Director]

)

)

)____________________________

) Name: ____________

) Status: [Director/company secretary]

)

)

)____________________________

) Name: ____________

) Status: [Director]

)

)

)____________________________

) Name: ____________

) Status: [Attorney]

EXECUTED as a DEED by EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT acting by [director] in the presence of: Signature of Witness: Name of Witness: Address of Witness: Occupation of Witness:	) ) )____________________________ ) Name: ____________ ) Status: [Director]